EXHIBIT 99.1

CONTANGO OIL & GAS COMPANY

NEWS RELEASE

Contango Provides Corporate and Operational Update

November 30,  2017 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) (“Contango”) announced today an update on corporate activity and operations on its Southern Delaware Basin acreage in Pecos County, Texas.

Corporate Activity

Trading Volume

Contango experienced an unusually high volume of trading in its shares yesterday (11/29/17), which we believe is a result of two primary factors; (1)  a significant shareholder liquidated their position due to it being the last investment in an old fund and (2) program trading as a result of Contango dropping out of the S&P SmallCap 600 Index due to market capitalization requirements. As a result of additional rebalancing of funds that mirror the S&P SmallCap 600 Index, there could be higher trading volumes in the short term.

2018 Budget Forecast

We are currently formulating our 2018 capital budget and anticipate maintaining a one-rig program throughout 2018. With much of the derisking of our 6,775 net acre (16,324 gross) position behind us, we are in discussions with our service providers to provide the necessary equipment to fully enact this program. Our acreage position allows for over 400 locations in 3 proven benches that are currently being developed in the area. This will provide significant inventory for the foreseeable future. Additional benches within the 2,600 feet hydrocarbon column seen in the Bone Springs and Wolfcamp may be delineated throughout the year by us or our offset operators providing the opportunity to be more aggressive in our well count and drilling program.

As previously announced, the borrowing base under our revolving credit facility was recently redetermined at $115 million pursuant to the regularly scheduled redetermination process for the facility.  As of September 30, 2017, we had approximately $79.2 million outstanding under our facility and $1.9 million in outstanding letters of credit.

Reserves and Derivative Instruments

As of October 1, our internal estimate of the PV-10 value of our proved reserves using strip pricing was $254 million. Of this amount, approximately 72% was PDP, 8% was PDNP and 20% was PUD.  We recently entered into some additional financial derivative contracts for 2018 to take advantage of strengthening prices as follows:

Commodity	Period	Derivative	Volume/Month	Price/Unit (1)
Oil	Jan 2018 - Dec 2018	Collar	2,000 Bbls	$52.00 - 58.76

(1)	Commodity price derivatives are based on West Texas Intermediate oil prices.

For 2018, we have now hedged approximately 63% of our forecasted PDP crude oil production and 27% of our forecasted PDP natural gas production.  For 2019, we have hedged approximately 28% of our forecasted PDP crude oil production.

Southern Delaware Basin Activity

Crusader

As previously announced, the Crusader #1H well (40%WI, 30.3%NRI) was drilled to a TMD of 20,275, including a 10,184 lateral in the lower Wolfcamp A formation and was temporarily suspended in August 2017 with completion initially scheduled for January 2018.  Recently, a window with our frac provider opened and we immediately seized it,  allowing completion operations with 50 stages of fracture stimulation to begin on November 14th. Fracing operations should be completed within the week and production will commence soon thereafter. This will be our fifth producing well in the area.

Ragin Bull

The Ragin Bull #3H  (47.3%WI, 35.5% NRI) was spud on November 11th targeting the Lower Wolfcamp A  formation.  We are currently drilling within the lateral section and expect to reach total depth of approximately 20,200’ in mid-December.  This well will include an approximate 10,000 foot lateral with 50 stages of fracture stimulation.  A frac date has been confirmed for early January with production expected to commence  in late January.

River Rattler

Upon completion of the drilling of the Ragin Bull #3Hwe will move the rig to the River Rattler #1H location in the most northern part of our acreage, approximately one mile north of the Ragin Bull location, and drill our first Wolfcamp  B test. There have been multiple Wolfcamp B wells adjacent to our leasehold that have been put on line recently by our offset operators. The early results of these tests appear very encouraging for immediate development.

West Texas Production

The Gunner #2H which was completed in the Lower Wolfcamp A zone is still performing better than our expectations, having produced 78 MBOe in its first 3 months of production and the Rude Ram #1H which was completed in the Upper Wolfcamp A has produced 117 MBOe in its first 6 months of production. We are very happy with these results and will continue to seek the optimum recipe for completions as we get more aggressive in our well schedule going into 2018.

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Texas and Rocky Mountain regions of the United States. Additional information is available on the Company's website at http://contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on internal estimates, current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in  exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:

Contango Oil & Gas Company

E. Joseph Grady – 713-236-7400Sergio Castro – 713-236-7400

Senior Vice President and Chief Financial OfficerVice President and Treasurer